Voyageur Mutual Funds III
N-SAR

Exhibit List


Exhibit		Reference

77.B			Accountant's
report on internal control attached
as Exhibit.

77.D	Changes to policies with
respect to security investments
incorporated into this filing by
references to 497(e) filed May 3,
2005 and 497(e) filed August 26,
2005.